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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 16, 1996 (except Note 10 to the consolidated financial statements and Note 2 to Schedule I, as to which the
date is    , 1996) with respect to the consolidated financial statements and schedules of Koll Real Estate Services as of March 31, 1996 and 1995 and for the year ended March 31, 1996 and four months ended March 31, 1995, and the consolidated statements of operations, stockholders' equity and cash flows of Koll Management Services, Inc. for the eight months ended November 30, 1994 and the year ended March 31, 1994, in the Registration Statement and related Prospectus of Koll Real Estate Services to be filed on or about August 19, 1996.

                                                   Ernst & Young LLP

Newport Beach, California
    , 1996

  The foregoing consent is in the form that will be signed upon the completion of the transactions described in Note 10 to the consolidated financial statements.

                                               /s/ Ernst & Young LLP

Newport Beach, California
August 16, 1996